SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Solar Senior Capital Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Security Ownership of Certain Beneficial Owners and Management

Set forth below is the revised beneficial ownership, as of the Record Date, of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 500 Park Avenue, New York, New York 10022.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
Michael S. Gross(3)(4)	786,867	6.8%
Bruce Spohler(3)	490,609	4.3%
Independent Directors
Steven Hochberg	7,500	*
Leonard A. Potter	6,250	*
David S. Wachter	6,387	*
Executive Officers
Richard L. Peteka	6,250	*
Guy Talarico	—	—
All executive officers and directors as a group (7 persons)	813,254	7.1%
Five Percent Shareholders:
Jack Silver(5)	1,008,582	8.7%
John W. Jordan II(6)	856,973	7.4%

*	Represents less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with respect to the present intent of the beneficial owners of our common stock listed in this table.
(2)	Based on a total of 11,533,315 shares of the Company’s common stock issued and outstanding on the Record Date.
(3)	Includes (i) 455,500 shares held by Solar Senior Capital Investors LLC and (ii) 100 shares held by Solar Capital Management, LLC, a portion of both of which may be deemed to be beneficially owned by Michael S. Gross and by Bruce Spohler by virtue of their collective ownership interests in, and control of, Solar Senior Capital Investors LLC and Solar Capital Management, LLC. Also includes 35,009 shares held by Solar Capital Partners Employee Stock Plan LLC, which is controlled by Solar Capital Partners, LLC. Mr. Gross and Mr. Spohler may be deemed to beneficially own a portion of the shares held by Solar Capital Partners Employee Stock Plan LLC by virtue of their collective ownership interest in Solar Capital Partners, LLC.
(4)	Includes 79,250 shares directly held by a grantor retained annuity trust setup by and for Michael S. Gross.
(5)	Based upon information contained in the Schedule 13G/A filed February 6, 2015 by Jack Silver. Such securities are held by certain investment vehicles controlled and/or managed by Jack Silver or his affiliates. The address for Jack Silver is 80 Columbus Circle PH76A, New York, New York 10023.

(6)	Based upon information contained in Schedule 13G/A filed March 4, 2015 by John W. Jordan II. Such securities are held by certain investment vehicles controlled and/or managed by John W. Jordan II or his affiliates. The address for John W. Jordan II is 875 North Michigan Avenue, Suite 4020, Chicago, Illinois 60611.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Michael S. Gross	Over $	100,000
Bruce Spohler	Over $	100,000
Independent Directors
Steven Hochberg	Over $	100,000
Leonard A. Potter	Over $	100,000
David S. Wachter	Over $	100,000

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or Over $100,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $16.40 on the Record Date on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

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